                                                                    EXHIBIT 4.03

                             PUBLIC SERVICE COMPANY
                                   OF COLORADO

                                       TO


                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                                AS TRUSTEE


                              ---------------------


                          SUPPLEMENTAL INDENTURE NO. 8

                           Dated as of August 15, 2002


                          Supplemental to the Indenture
                           dated as of October 1, 1993

                              ---------------------


                  Establishing the Securities of Series No. 7, designated First Collateral Trust Bonds, Series No. 7 (Ambac Collateral Bonds)

         SUPPLEMENTAL INDENTURE NO. 8, dated as of August 15, 2002, between PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (hereinafter sometimes called the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION (FORMERLY FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION), a national banking association, as successor trustee (hereinafter sometimes called the "Trustee") to Morgan Guaranty Trust Company of New York under the Indenture, dated as of October 1, 1993 (hereinafter called the "Original Indenture"), as previously supplemented and as further supplemented by this Supplemental Indenture No. 8. The Original Indenture and any and all indentures and all other instruments supplemental thereto are hereinafter sometimes collectively called the "Indenture".

                             RECITALS OF THE COMPANY

         The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

         The Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule A hereto for the purpose of establishing a series of bonds and appointing the successor Trustee.

         The Company has heretofore entered into two separate Financing Agreements, each dated as of January 1, 1999, with each of Adams County, Colorado and Pueblo County, Colorado (the "Counties") pursuant to which each of the Counties in effect loaned the proceeds of the Pollution Control Refunding Revenue Bonds (collectively, the "Series 1999 Bonds") issued pursuant to separate Indentures of Trust between each County and U.S. Bank National Association, as Trustee, dated as of January 1, 1999 (the "Series 1999 Bond Indentures") to the Company for the purpose of refunding certain outstanding series of pollution control bonds and the Company executed and delivered a note to each of the Counties in the amount of the respective proceeds (the "1999 Series Notes"). The payment of principal of and interest on the 1999 Series Notes are applied solely to the payment of the related Series 1999 Bonds.

         In connection with the issuance of the Series 1999 Bonds, Ambac Assurance Corporation ("Ambac") issued municipal bond insurance policies (the "Policies") to each of the Counties relating to the Series 1999 Bonds. The Company entered into an Insurance Agreement (the "Insurance Agreement"), dated as of January 21, 1999, with Ambac as part of the consideration for the delivery by Ambac of the Policies, pursuant to which the Company is absolutely and unconditionally obligated, among other matters, to reimburse Ambac for all amounts advanced by Ambac under the Policies. As additional consideration for Ambac issuing the Policies, the Company agreed not to issue any secured debt in an amount above a specified threshold until the Company issues similar secured debt to Ambac (the "Ambac Secured Debt").

         The Company now desires to issue the Ambac Secured Debt by establishing a series of Securities to be designated "First Collateral Trust Bonds, Series No. 7 (Ambac Collateral Bonds)", such series of Securities to be hereinafter sometimes called "Series No. 7".

         The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 8 to establish the Securities of Series No. 7 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 8 a valid agreement of the Company, and to make the Securities of Series No. 7 valid obligations of the Company, have been performed.

                                GRANTING CLAUSES

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 8 WITNESSETH, that, in consideration of the premises, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

                              GRANTING CLAUSE FIRST

                  All right, title and interest of the Company, as of the date of the execution and delivery of this Supplemental Indenture No. 8, in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the Electric Utility Business (whether or not such use is the sole use of such property), including without limitation (a) all lands and interests in land described or referred to in Schedule B hereto; (b) all other lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property used or to be used in or in connection with the Electric Utility Business or relating to the occupancy or use of such real property, subject however, to the exceptions and exclusions set forth in clause (a) of Granting Clause First of the Original Indenture; (c) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (d) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (e) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (f) all buildings, offices, warehouses and other structures used or to be used in or in connection with the Electric Utility Business; (g) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities used or to be used in or in connection with the Electric Utility Business; (h) any or all of the foregoing properties in the process of construction; and (i) all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the Electric Utility Business;

                             GRANTING CLAUSE SECOND

                  Subject to the applicable exceptions permitted by Section 810(c), Section 1303 and Section 1305 of the Original Indenture, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 8 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 8;

                             GRANTING CLAUSE FOURTH

                  All other property of whatever kind and nature subjected or required to be subjected to the Lien of the Indenture by any of the provisions thereof;

                                EXCEPTED PROPERTY

                  Expressly excepting and excluding, however, from the Lien and operation of the Indenture all Excepted Property of the Company, whether now owned or hereafter acquired;

         TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

         SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of the Original Indenture (including, but not limited to, the Lien of the PSCO 1939 Mortgage), (b) as to property acquired by the Company after the date of the execution and delivery of the Original Indenture, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class A Mortgage and purchase money Liens), (c) Retained Interests and (d) any other Permitted Liens, it being understood that, with respect to any property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of the Indenture shall at all times be junior, subject and subordinate to the Lien of such Class A Mortgage;

         IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

         PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Nine of the Original Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Indenture, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture, and the estate and rights thereby granted shall be and remain in full force and effect; and

         THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

                                   ARTICLE ONE

                           SECURITIES OF SERIES NO. 7

         There are hereby established the Securities of Series No. 7. The Securities of Series No. 7 are to be issued to Ambac pursuant to the Insurance Agreement as part of the consideration for the delivery by Ambac of the Policies. The Securities of Series No. 7 shall have the terms and characteristics set forth below (the lettered subdivisions set forth below corresponding to the lettered subdivisions of Section 301 of the Original Indenture):

         (a) the title of the Securities of such series shall be "First Collateral Trust Bonds, Series No. 7 (Ambac Collateral Bonds)"; provided, however, that, at any time after the

         PSCO 1939 Mortgage shall have been satisfied and discharged, the Company shall have the right, without any consent or other action by the Holders of such Securities, to change such title in such manner as shall be deemed by the Company to be appropriate to reflect such satisfaction and discharge, such change to be evidenced in an Officer's Certificate;

         (b) the Securities of Series No. 7 shall be initially authenticated and delivered in the aggregate principal amount of $48,750,000;

         (c) interest on the Securities of Series No. 7 shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached as Exhibit A hereto;

         (d) the principal of the Securities of Series No. 7 shall be payable on January 1, 2019, the Stated Maturity.

         (e) the Securities of Series No. 7 shall bear interest at a rate of 5.10% per annum; interest shall accrue on the Securities of Series No. 7 from September 10, 2002, or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates for such Securities shall be January 1 and July 1 in each year, commencing January 1, 2003, and the Regular Record Dates with respect to the Interest Payment Dates for such Securities shall be December 15 and June 15 in each year, respectively (whether or not a Business Day);

         (f) the Corporate Trust Office of U.S. Bank Trust National Association in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Securities of Series No. 7 shall be payable, (ii) registration of transfer of such Securities may be effected, (iii) exchanges of such Securities may be effected and
         (iv) notices and demands to or upon the Company in respect of such Securities and the Indenture may be served; and U.S. Bank Trust National Association shall be the Security Registrar for such Securities; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Denver, Colorado as any such place or itself as the Security Registrar;

         (g) the Securities of Series No. 7 shall be redeemable as follows: At the time that any Series 1999 Bonds are redeemed pursuant to the Series 1999 Bond Indentures, Securities of Series No. 7 in a principal amount equal to the principal amount of Series 1999 Bonds so redeemed shall be subject to redemption by the Company at a Redemption Price equal to the price at which such Series 1999 Bonds are redeemed;

         (h) not applicable;

         (i) not applicable;

         (j) not applicable;

         (k) not applicable;

         (l) not applicable;

         (m) not applicable;

         (n) not applicable;

         (o) not applicable;

         (p) not applicable;

         (q) the Securities of Series No. 7 are to be registered in the name of Ambac Assurance Corporation. Such Securities shall not be transferable, nor shall any purported transfer be registered except to a successor to Ambac under the Insurance Agreement upon delivery to the Trustee of a Company Request requesting such transfer.

         (r) not applicable;

         (s) no service charge shall be made for the exchange of the Securities of Series No. 7; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange;

         (t) not applicable;

         (u) (i) If the Company shall have caused the Company's indebtedness in respect of any Securities of Series No. 7 to have been satisfied and discharged prior to the Maturity of such Securities, as provided in Section 901 of the Original Indenture, the Company shall, promptly after the date of such satisfaction and discharge, give a notice to each Person who was a Holder of any of such Securities on such date stating
                  (A)(1) the aggregate principal amount of such Securities and
                  (2) the aggregate amount of any money (other than amounts, if any, deposited in respect of accrued interest on such Securities) and the aggregate principal amount of, the rate or rates of interest on, and the aggregate fair market value of, any Eligible Obligations deposited pursuant to Section 901 of the Original Indenture with respect to such Securities and (B) that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine the federal income tax consequences to it resulting from the satisfaction and discharge of the Company's indebtedness in respect of such Securities. Thereafter, the Company shall, within forty-five (45) days after the end of each calendar year, give to each Person who at any time during such calendar year was a Holder of such Securities a notice containing (X) such information as may be necessary to enable such Person to report its income, gain or loss for federal income tax purposes with respect to such Securities or the assets held on deposit in respect thereof during such calendar year or the portion thereof during which such Person was a Holder of such Securities, as the case may be (such information to be set forth for such calendar year as a whole and for each month during such year) and (Y) a statement to the effect that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine its income, gain or loss for federal income tax purposes with respect to such Securities or such assets for such year or portion thereof, as the case may be. The obligation of the Company to provide or cause to be provided information for purposes of income tax reporting by any Person as described in the first two sentences of this paragraph shall be deemed to have been satisfied to the extent that the Company has provided or caused to be provided substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986, as amended from time to time (the "Code") and United States Treasury regulations thereunder.

                  (ii) Notwithstanding the provisions of subparagraph (i) above, the Company shall not be required to give any notice specified in such subparagraph or to otherwise furnish any of the information contemplated therein if the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect of such Securities and such Holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred.

                  (iii) Anything in this clause (u) to the contrary notwithstanding, the Company shall not be required to give any notice specified in subparagraph (i) or to otherwise furnish the information contemplated therein or to deliver any Opinion of Counsel contemplated by subparagraph (ii) if the Company shall have caused Securities of Series No. 7 to be deemed to have been paid for purposes of the Indenture, as provided in
                  Section 901 of the Original Indenture, but shall not have effected the satisfaction and discharge of its indebtedness in respect of such Securities pursuant to such Section.

         (v) Any payment by the Company of principal of, premium, if any, or interest on the Series 1999 Notes or pursuant to the Insurance Agreement with respect to the Series 1999 Bonds shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make the payment of principal of, premium, if any, or interest on the Securities of Series No. 7 which is then due; provided, however, if any such payment by the Company on the Series 1999 Notes or pursuant to the Insurance Agreement is determined to be a preferential transfer and is recovered from the registered owner of the Series 1999 Notes or from Ambac pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction as a result, then the obligation of the Company to make such payment of principal of, premium, if any, or interest on the Series 1999 Notes or pursuant to the Insurance Agreement shall no longer be deemed satisfied and discharged for purposes of the Securities of Series No. 7.

                  The Trustee may conclusively presume that the obligation of the Company to pay principal of, premium, if any, and interest on the Securities of Series No. 7 as the same shall have become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Holder hereof stating that the principal, premium, if any, or interest of Securities of Series No. 7 has become due and payable and specifying the amount of funds required to make such payment.

                  Notwithstanding anything to the contrary contained herein, the aggregate amount of principal of, premium, if any, and interest on the Securities of Series No. 7 shall not exceed the aggregate amount of the reimbursement obligations of the Company under the Insurance Agreement.

         (w) The Securities of Series No. 7 shall be substantially in the form attached hereto as Exhibit A and shall have such further terms as are set forth in such form.

                                   ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

         This Supplemental Indenture No. 8 is a supplement to the Original Indenture. As previously supplemented and further supplemented by this Supplemental Indenture No. 8, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture, all previous supplements thereto and this Supplemental Indenture No. 8 shall together constitute one and the same instrument.



                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 8 to be duly executed as of the day and year first above written.

                                 PUBLIC SERVICE COMPANY OF COLORADO



                                 By:    /s/ Paul E. Pender
                                        ---------------------------------------
                                        Name:      Paul E. Pender
                                        Title:     Vice President and Treasurer





                                 U.S. BANK TRUST NATIONAL ASSOCIATION,
                                                          Trustee



                                 By:    /s/ Ignazio Tamburello
                                        ---------------------------------------
                                        Name:      Ignazio Tamburello
                                        Title:     Assistant Vice President

STATE OF MINNESOTA        )
                          ) ss.:
CITY OF MINNEAPOLIS       )

         On the 9th day of September, 2002, before me personally came Paul E. Pender to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Treasurer of Public Service Company of Colorado, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                          /s/ Sharon M. Quellhorst
                                          -------------------------------------
                                          Name: Sharon M. Quellhorst
                                          Notary Public, State of Minnesota

                                          Commission Expires: January 31, 2005

STATE OF NEW YORK              )
                               ) ss.:
CITY AND COUNTY OF NEW YORK    )

         On the 10th day of September, 2002, before me personally came Ignazio Tamburello, to me known, who, being by me duly sworn, did depose and say that she is an Assistant Vice President of U.S. Bank Trust National Association, the banking association described in and which executed the foregoing instrument; and that she signed her name thereto by authority of the Board of Directors of said banking association.

                                           /s/ Rouba Fakih
                                           ------------------------------------
                                           Name: Rouba Fakih
                                           Notary Public, State of New York


                                           Commission Expires February 20, 2003

                                                                       EXHIBIT A

                                FORM OF SECURITY


                   (See legend at the end of this Security for
                  restrictions on transfer and change of form)


                       PUBLIC SERVICE COMPANY OF COLORADO
       First Collateral Trust Bond, Series No. 7 (Ambac Collateral Bonds)



     Original Interest Accrual Date          September 10, 2002
                     Interest Rate:          5.10%
                   Stated Maturity:          January 1, 2019
            Interest Payment Dates:          January 1 and July 1
              Regular Record Dates:          December 15 and June 15



                    This Security is not a Discount Security
              within the meaning of the within-mentioned Indenture
                    -----------------------------------------


Principal Amount                                          Registered No. 1
$48,750,000


         PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to AMBAC ASSURANCE CORPORATION, or registered assigns, the principal sum of Forty-Eight Million Seven Hundred and Fifty Thousand Dollars on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities

                                  EXHIBIT A-1
of this series not less than 15 days prior to such Special Record Date, or be paid in such other manner as permitted by the Indenture.

         Payment of the principal of this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of U.S. Bank Trust National Association, in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by an Indenture, dated as of October 1, 1993 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association) as successor trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

         This Security has been issued pursuant to the requirements of, and as security for the payment by the Company of its reimbursement obligations under, that certain Insurance Agreement, dated as of January 21, 1999, between the Company and Ambac Assurance Corporation ("Ambac") in connection with the issuance by Ambac of municipal bond insurance policies relating to $27,250,000 in aggregate principal amount of Pollution Control Revenue Refunding Bonds (Public Service Company of Colorado Project) Series 1999 (the "Adams County Bonds"), issued by Adams County, Colorado pursuant to a Trust Indenture, dated as of January 1, 1999, between Adams County, Colorado and the Trustee (the "Adams County Indenture") and $21,500,000 in aggregate principal amount of Pollution Control Revenue Refunding Bonds (Public Service Company of Colorado Project) Series 1999 (the "Pueblo County Bonds"; the Adams County Bonds and the Pueblo County Bonds are referred to herein as the "Series 1999 Bonds"), issued by Pueblo County, Colorado pursuant to a Trust Indenture, dated as of January 1, 1999, between Pueblo County, Colorado and the Trustee (the "Pueblo County Indenture"; the Adams County Indenture and the Pueblo County Indenture are referred to herein as the "Series 1999 Bond Indentures"). In connection with the issuance of the Series 1999 Bonds, the Company entered into separate Financing Agreements, dated as of January 1, 1999, pursuant to which the Company executed and delivered a note to each of the Counties in the amount of the respective proceeds of the Series 1999 Bonds (the "Series 1999 Notes"). The payment of principal of and interest on the 1999 Series Notes are applied solely to the payment of the related Series 1999 Bonds.

         Any payment by the Company of principal of, premium, if any, or interest on the Series 1999 Notes or pursuant to the Insurance Agreement with respect to the Series 1999 Bonds shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make the payment of

                                  EXHIBIT A-2
principal of, premium, if any, or interest on the Securities of Series No. 7 which is then due; provided, however, if any such payment by the Company on the Series 1999 Notes or pursuant to the Insurance Agreement is determined to be a preferential transfer and is recovered from the registered owner of the Series 1999 Notes or from Ambac pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction as a result, then the obligation of the Company to make such payment of principal of, premium, if any, or interest on the Series 1999 Notes or pursuant to the Insurance Agreement shall no longer be deemed satisfied and discharged for purposes of the Securities of Series No. 7.

         The Trustee may conclusively presume that the obligation of the Company to pay principal of, premium, if any, and interest on the Securities of Series No. 7 as the same shall have become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Holder hereof stating that the principal, premium, if any, or interest of this Security has become due and payable and specifying the amount of funds required to make such payment.

         Notwithstanding anything to the contrary contained herein, the aggregate amount of principal of, premium, if any, and interest on the Securities of Series No. 7 shall not exceed the aggregate amount of the reimbursement obligations of the Company under the Insurance Agreement.

         If any Interest Payment Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date or Stated Maturity, as the case may be, to such Business Day.

         This Security is subject to redemption by the Company at the time that any Series 1999 Bonds are redeemed pursuant to the Series 1999 Bond Indentures in a principal amount equal to the principal amount of Series 1999 Bonds so redeemed at a Redemption Price equal to the price at which such Series 1999 Bonds are redeemed.

         If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or


                                  EXHIBIT A-3
waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient, to pay when due the principal of and interest on this Security when due.

         This Security is not transferable except to a successor to Ambac Assurance Corporation under the Insurance Agreement upon delivery to the Trustee of a Company Request requesting such transfer. Before any transfer of this Security will be recognized or given effect by the Company or the Trustee, the Holder shall note the amounts of all principal prepayments hereon, and shall notify the Company and the Trustee of the name and address of the transferee and shall afford the Company and the Trustee the opportunity of verifying the notation as to prepayment of principal. By the acceptance hereof the Holder of this Security and each transferee shall be deemed to have agreed to indemnify and hold harmless the Company and the Trustee against all losses, claims, damages or liability arising out of any failure on the part of the Holder or of any such transferee to comply with the requirements of the preceding sentence. Any such transfer is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of U.S. Bank Trust National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

         Each registered owner hereof by his acceptance hereof waives any right to exchange any unpaid portion of this Bond for another Bond under Section 10.01 of the Indenture.

         This Bond has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in contravention of said Act and is not transferable except to a successor to Ambac under the Insurance Agreement.

         No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                                  EXHIBIT A-4

         As used herein "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         As provided in the Indenture, no recourse shall be had for the payment of the principal of or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

         Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                                  EXHIBIT A-5

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

                                    PUBLIC SERVICE COMPANY OF COLORADO

                                    By:
                                       ----------------------------------------
                                             Vice President and Treasurer




Attest:
       ---------------------------
            Assistant Secretary


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
      ----------------------------


        U.S. BANK TRUST              OR                 U.S. BANK TRUST
      NATIONAL ASSOCIATION,                          NATIONAL ASSOCIATION,
          as Trustee                                      as Trustee



By:                                           By:
   -------------------------------               ------------------------------
         Authorized Officer                       AS AUTHENTICATING AGENT


                                              By:
                                                 ------------------------------
                                                        Authorized Officer





         THIS SECURITY MAY NOT BE TRANSFERRED OR EXCHANGED, NOR MAY ANY PURPORTED TRANSFER BE REGISTERED, EXCEPT TO A SUCCESSOR TO AMBAC ASSURANCE CORPORATION UNDER THE INSURANCE AGREEMENT REFERRED TO HEREIN.

         THE HOLDER OF THIS BOND BY ITS ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER, TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW. IN ADDITION, THE BOND REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH BOND MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

                                 -------------
                                  EXHIBIT A-6

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
     [please insert social security or other identifying number of assignee]


--------------------------------------------------------------------------------
            [please print or typewrite name and address of assignee]


--------------------------------------------------------------------------------

the within Security of PUBLIC SERVICE COMPANY OF COLORADO and does hereby irrevocably constitute and appoint __________________________________ ,
Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:
      ---------------------


             ------------------------------------------------------

         Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

                                  EXHIBIT A-7

                                                                      SCHEDULE A


                             SUPPLEMENTAL INDENTURES

    DATE OF                   SERIES OF BONDS               PRINCIPAL             PRINCIPAL
 SUPPLEMENTAL                 ---------------             AMOUNT ISSUED             AMOUNT
   INDENTURE                                              -------------          OUTSTANDING
   ---------                                                                     ------------
November 1, 1993                Series No. 1               $134,500,000          $134,500,000
January 1, 1994            Series No. 2 due 2001           $102,667,000              None
                                    and
                           Series No. 2 due 2024           $110,000,000          $110,000,000
September 2, 1994                   None                       None                  None
(Appointment of
Successor Trustee)
May 1, 1996                     Series No. 3               $125,000,000          $125,000,000
November 1, 1996                Series No. 4               $250,000,000          $175,000,000
February 1, 1997                Series No. 5               $150,000,000              None
April 1, 1998                   Series No. 6               $250,000,000          $250,000,000


                                  SCHEDULE A-1

                                                                      SCHEDULE B

                             DESCRIPTION OF PROPERTY

         The following properties are situated in the State of Colorado and the counties thereof:

                                  ADAMS COUNTY

1.       SATRIANO TRACT

         That part of the NW1/4 NE1/4 of Section 11, Township 3 South, Range 68 West of the 6th P.M., being more particularly described as follows:

         Beginning at a point which is South 89 degrees 58' East 20 feet and North 395.6 feet from the Southwest corner of the NW1/4 NE1/4 of said Section; thence North 196.92 feet; thence North 88 degrees 36.9' East,
         165.65 feet; thence North 0 degrees 17' West, 109.93 feet; thence North 77 degrees 44.6' East 29.52 feet along the center line of The United Irrigation Ditch; thence South 438.11 feet; thence North 89 degrees 58' West 43.9 feet; thence North 115 feet; thence North 89 degrees 58' West 150 feet to the point of beginning,

         County of Adams,
         State of Colorado.

         (for informational purposes only)  6200 North Franklin Street

2.       ROSA TRACT

         Parcels of land more particularly described as follows:

         Parcel I:

         A portion of the N1/2 of NE1/4 of NE1/4 of Section 11, Township 3 South, Range 68 West of the 6th P.M., described as follows: Beginning at the Northwest Corner of said Tract, thence South 145 feet, thence East 110 feet, thence North 145 feet, thence West 110 feet to the Point of Beginning except the North 20 feet for road purposes.

         County of Denver,
         State of Colorado.

         Parcel II:

         That portion of the N1/2 of the NE1/4 of the NE1/4 of Section 11, Township 3 South, Range West of the 6th P.M., described as follows:

                                  SCHEDULE B-1

         Beginning at a point 110 feet East of the Northwest corner of said tract; thence South 145 feet; thence East 90 feet; thence North 145 feet; thence West 90 feet to the True Point of Beginning, except the North 20 feet for road purposes.

         County of Adams, State of Colorado.

3.       TOWER 4 SUBSTATION SITE

         A portion of a parcel of land described in Book 4550, Page 465, Adams County Clerk and Recorder's Office, located in the Northwest Quarter of
         Section 27, Township 3 South, Range 66 West of the 6th Principal Meridian, Adams County, Colorado, being more particularly described as follows:

         COMMENCING at the North Quarter Corner of said Section 27, whence the Northwest Corner of said Section 27 bears S88 degrees 53'04"W a distance of 2638.04 feet;

         THENCE S00 degrees 08'03"E along the easterly line of the Northwest Quarter of said Section 27 a distance of 60.01 feet;

         THENCE S88 degrees 53'04"W along the southerly right-of-way line of East 38th Avenue as described in Book 2800, Page 680 a distance of
         882.04 feet to the POINT OF BEGINNING;

         THENCE S01 degrees 05'34"E a distance of 440.00 feet;

         THENCE S88 degrees 53'04"W a distance of 399.02 feet non-tangent with the following described curve;

         THENCE along the westerly line of said parcel of land described in Book 4550, Page 465, on the arc of a curve to the right, having a central angle of 03 degrees 28'41", a radius of 530.00 feet, a chord bearing N02 degrees 49'55"W a distance of 32.17 feet, and an arc distance of
         32.17 feet;

         THENCE N01 degrees 05'34"W continuing along the westerly line of said parcel, tangent with the last described curve a distance of 407.84 feet;


         THENCE N88 degrees 53'04"E along the southerly right-of-way line said East 35th Avenue a distance of 400.00 feet to the POINT OF BEGINNING.

         Containing 4.040 acres (175,989 sq. ft.) more or less.

4.       NEW WASHINGTON SUBSTATION

         A parcel of land decribed in Book Number 5210, Page 0031, Reception Number C0355049, recorded in the Adam County Clerk and Recorder's Office on January 15, 1998, being more particularly described as follows:

         Lot 1, Block 1, Washington Electric Substation, Filing No. 1, County of Adams, State of Colorado.

5.       HOSMER TRUST TRACT

                                  SCHEDULE B-2

         A portion of the Southwest Quarter of Section 34, Township 1 South, Range 64 West of the 6th Principal Meridian, Adams County, Colorado, being more particularly described as follows:

         BEGINNING at the Northwest Corner of said Southwest Quarter of Section 34, whence the Southwest Corner of said Southwest Quarter of Section 34 bears S01 degrees 18'37"E a distance of 2636.70 feet;

         THENCE S89 degrees 47'30"E along the northerly line of said Southwest Quarter of Section 34 a distance of 1030.01 feet;

         THENCE S01 degrees 18"37"E a distance of 1631.67 feet;

         THENCE N89 degrees 47'30"W a distance of 1030.01 feet;

         THENCE N01 degrees 18'37"W along said westerly line of Southwest Quarter of Section 34 a distance of 1631.67 feet to the POINT OF BEGINNING.

         Containing 38.568 Acres, more or less.

                                 ALAMOSA COUNTY

6.       MOSCA SUBSTATION:  ADDITIONAL LAND

         A parcel of land more particularly described as follows:

         That part of the NE1/4 of Section 28, Township 40 North, Range 10 East of the N.M.P.M., described as beginning at a point on the North-South centerline of said Section 28 and a point on the South right-of-way line of County Lane 8 North (as fenced) from which the N1/4 corner bears N00'38'22"E, 25.91 feet; thence N88 degrees 33'59"E, along said right-of-way line 225.00 feet; thence S00 degrees 38'42", 30.90 feet; thence N88 degrees 32'09"E, 25.16 feet; thence S00 degrees 38'22"W,
         322.06 feet; thence N89 degrees 53'58"W, 250.00 feet to a point on said North-South centerline; thence N00 degrees 38'22"E, 346.25 feet to the true Point Of Beginning. Alamosa County, State of Colorado

                                  DENVER COUNTY

7.       BELLEVIEW - QUEBEC SUBSTATION SITE


         A parcel of land located in a portion of Lot 1, Block 1 of the 165 Subdivision Filing No. 1, recorded in Plat Book 29 at Page 86, and a portion of the Southeast 1/4 of Section 8, Township 5 South, Range 67 West of the 6th P.M., being more particularly described as follows:

         Basis of bearings: the South line of the Southeast 1/4 of Section 8 is assumed to bear North 90 degrees 00 minutes 00 seconds East;

         COMMENCING at the South Quarter Corner of Section 8;

         THENCE North 28 degrees 57 minutes 12 seconds East, a distance of 2099.82 feet to the POINT OF BEGINNING;

         THENCE North 89 degrees 59 minutes 47 seconds East, a distance of
         361.50 feet;

                                  SCHEDULE B-3

         THENCE South 00 degrees 00 minutes 00 seconds West, a distance of
         136.32 feet to a point on the North line of Lot 1, Block 1 of the 165 Subdivision Filing No. 1;

         THENCE South 00 degrees 00 minutes 00 seconds West, a distance of 48.06 feet;

         THENCE South 46 degrees 57 minutes 20 seconds West, a distance of 87.86 feet;

         THENCE North 90 degrees 00 minutes 00 seconds West, a distance of
         212.55 feet;

         THENCE North 34 degrees 59 minutes 47 seconds West, a distance of
         131.87 feet to a point on the North line of Lot 1, Block 1, of the 165 Subdivision Filing No. 1;

         THENCE North 34 degrees 59 minutes 47 seconds West, a distance of 15.89 feet; thence North 00 degrees 00 minutes 00 seconds East, a distance of
         123.29 feet to the POINT OF BEGINNING,

         City and County of Denver,
         State of Colorado.

                                 DOUGLAS COUNTY

8.       COLONY (SURREY RIDGE) SUBSTATION

         Parcels of land more particularly described as follows:

         Parcel A:

         A parcel of land in Section 24, Township 6 South, Range 67 West of the sixth principal meridian, Douglas County, Colorado, being more particularly described as follows:

         COMMENCING at the Northwest corner of said Section 24, whence the West Quarter Corner of said Section 24 bears South 00 degrees 06 minutes 11 seconds East a distance of 2667.01 feet;

         THENCE South 58 degrees 06 minutes 25 seconds East a distance of 54.13 feet to the POINT OF BEGINNING;

         THENCE North 89 degrees 48 minutes 35 seconds East a distance of 233.36 feet;

         THENCE South 45 degrees 08 minutes 18 seconds East a distance of 65.90 feet;

         THENCE South 00 degrees 05 minutes 10 seconds East a distance of 212.74 feet;

         THENCE South 44 degrees 54 minutes 50 seconds West a distance of 65.94 feet;

         THENCE South 89 degrees 54 minutes 50 seconds West a distance of 233.37 feet;

         THENCE North 00 degrees 05 minutes 10 seconds West a distance of 305.50 feet to the POINT OF BEGINNING;

         Parcel D:

                                  SCHEDULE B-4

         A parcel of land being sixty (60.00') feet in width, thirty (30.00') feet on each side of the following described centerline, located in the Southeast Quarter of Section 14, Northeast Quarter of Section 23 and the Northwest quarter of Section 24 all in Township 6 South, Range 67 West of the Sixth Principal Meridian, Douglas County, Colorado, being more particularly described as follows:

         COMMENCING at the Northeast corner of said Southeast Quarter of Section 14, whence the Southeast Corner of said Section 14 bears South 01 degrees 04 minutes 04 seconds East a distance of 2664.06 feet;

         THENCE South 39 degrees 51 minutes 34 seconds West along a line non-tangent with the following described curve a distance of 652.76 feet to the southerly line of a parcel of land recorded in book 264, page 426 on July 1, 1974 in the Douglas County Clerk and Recorders Office, being the POINT OF BEGINNING;

         THENCE the following five (5) courses along existing dirt road or trail centerline;

         1. Southwesterly along the Arapahoe County of a curve to the right, having a central angle of 12 degrees 16 minutes 59 seconds, a radius of 860.00 feet, a chord bearing of South 28 degrees 24 minutes 25 seconds West, a distance of 184.02 feet, and an arc distance of 184.37 feet;

         2. THENCE South 34 degrees 32 minutes 55 seconds West tangent with the last and following described curves a distance of
                  185.60 feet;

         3. THENCE along the arc of a curve to the left, having a central angle of 1 degrees 05 minutes 24 seconds, a radius of 800.00 feet, a chord bearing South 34 degrees 00 minutes 12 seconds West a distance of 15.22 feet, and an arc distance of 15.22 feet;

         4. THENCE South 33 degrees 27 minutes 30 seconds West tangent with the last described curve a distance of 230.99 feet;

         5. THENCE South 33 degrees 05 minutes 19 seconds West tangent with the following described curve a distance of 63.86 feet;

         THENCE along the arc of a curve to the left, having a central angle of 17 degrees 08 minutes 04 seconds, a radius of 200.00 feet, a chord bearing South 24 degrees 31 minutes 17 seconds West a distance of 59.59 feet, and an arc distance of 59.81 feet;

         THENCE South 15 degrees 57 minutes 15 seconds West tangent with the last and following described curves a distance of 108.55 feet;

         THENCE along the arc of a curve to the left, having a central angle of 75 degrees 23 minutes 51 seconds, a radius of 150.00 feet, a chord bearing South 21 degrees 44 minutes 40 seconds East a distance of
         183.45 feet, and an arc distance of 197.39 feet;

         THENCE the following eight (8) courses along said existing dirt road or trail centerline:

         1. South 59 degrees 26 minutes 36 seconds East tangent with the last described curve a distance of 35.15 feet;

                                  SCHEDULE B-5

         2. THENCE South 68 degrees 40 minutes 34 seconds East a distance of 43.72 feet;

         3. THENCE North 84 degrees 29 minutes 06 seconds East a distance of 73.85 feet;

         4. THENCE South 57 degrees 01 minutes 00 seconds East a distance of 68.34 feet;

         5. THENCE South 28 degrees 47 minutes 04 seconds East tangent with the following described curve a distance of 31.85 feet;

         6. THENCE along the arc of a curve to the right, having a central angle of 30 degrees 53 minutes 10 seconds, a radius of 200.00 feet, a chord bearing South 13 degrees 20 minutes 29 seconds East a distance of 106.51 feet, and an arc distance of 107.81 feet;

         7. THENCE along the arc of a curve to the left, tangent with the last described curve, having a central angle of 15 degrees 45 minutes 50 seconds, a radius of 200.00 feet, a chord bearing of South 05 degrees 46 minutes 48 seconds East a distance of
                  54.85 feet, and an arc distance of 55.03 feet;

         8. THENCE South 13 degrees 39 minutes 43 seconds East tangent with the last described curve a distance of 21.80 feet;

         THENCE South 18 degrees 42 minutes 28 seconds East tangent with the following described curve a distance of 100.70 feet;

         THENCE along the arc of a curve to the left, having a central angle foot 9 degrees 31 minutes 51 seconds, a radius of 200.00 feet, a chord bearing South 23 degrees 28 minutes 23 seconds East a distance of 33.23 feet, and an arc distance of 33.27 feet;

         THENCE South 28 degrees 14 minutes 18 seconds East tangent with the last and following described curves a distance of 164.18 feet;

         THENCE along the arc of a curve to the left, having a central angle of 12 degrees 32 minutes 57 seconds, a radius of 200.00 feet, a chord bearing South 34 degrees 30 minutes 47 seconds East a distance of 43.72 feet, and an arc distance of 43.80 feet;

         THENCE South 40 degrees 47 minutes 15 seconds East tangent with the last and following described curves a distance of 41.82 feet;

         THENCE along the arc of a curve to the right, having a central angle of 17 degrees 47 minutes 53 seconds, a radius 200.00 feet, a chord bearing South 31 degrees 53 minutes 19 seconds East a distance of 61.88 feet, and an arc distance of 62.13 feet;

         THENCE South 22 degrees 59 minutes 22 seconds East tangent with the last and following described curves a distance of 713.97 feet;

         THENCE along the arc of a curve to the left, having a central angle of 67 degrees 06 minutes 49 seconds, a radius of 100.00 feet, a chord bearing of South 56 degrees 32 minutes 47 seconds East a distance of
         110.55 feet and an arc distance of 117.14 feet;

                                  SCHEDULE B-6

         THENCE North 89 degrees 53 minutes 49 seconds East tangent with the last described curve a distance of 32.70 feet to the point of termination, whence the Southeast corner of said Section 14 bears North 20 degrees 59 minutes 42 seconds West a distance of 128.66 feet;

         Sidelines are shortened or lengthened to intersect the southerly line of said parcel of land recorded in book 264, page 426, and the westerly line of the Surrey Ridge Substation boundary.

         Parcel E:

         A parcel of land located in Sections 24 and 23, Township 6 South, Range 67 West of the Sixth Principal Meridian, Douglas County, Colorado, being more particularly described as follows:

         COMMENCING at the Northwest corner of said Section 24, whence the West Quarter Corner of said Section 24 bears South 00 degrees 06 minutes 11 seconds East, a distance of 2667.01 feet;

         THENCE South 11 degrees 21 minutes 30 seconds East a distance of 340.73 feet to the southerly line of Surrey Ridge Substation Site, being the POINT OF BEGINNING;

         THENCE North 89 degrees 54 minutes 50 seconds East along said southerly line of Surrey Ridge Substation site a distance of 185.92 feet;

         THENCE South 24 degrees 09 minutes 27 seconds West, a distance of
         185.11 feet;

         THENCE South 03 degrees 23 minutes 27 seconds East a distance of 1233.70 feet;

         THENCE South 17 degrees 16 minutes 47 seconds West a distance of 919.76 feet;

         THENCE South 38 degrees 14 minutes 15 seconds West a distance of 1281.45 feet;

         THENCE South 07 degrees 51 minutes 01 seconds West a distance of 1498.69 feet;

         THENCE South 89 degrees 32 minutes 01 seconds West along the northerly line of a parcel of land described in Reception Number 105224, Document Number 1630, recorded in the Douglas County Clerk and Recorders Office on March 23, 1959 a distance of 101.06 feet;

         THENCE North 07 degrees 51 minutes 01 seconds East a distance of 1540.46 feet;

         THENCE North 38 degrees 14 minutes 15 seconds East a distance of 1290.11 feet;

         THENCE North 17 degrees 16 minutes 47 seconds East a distance of 883.02 feet;

         THENCE North 03 degrees 23 minutes 27 seconds West a distance of 1390.31 feet to the POINT OF BEGINNING.

         Parcel F:

         A parcel of land lying in Section 13, Section 14, Section 23 and
         Section 24 all in Township 6 South, Range 67 West of the Sixth Principal Meridian, Douglas County, Colorado, being more particularly described as follows:

                                  SCHEDULE B-7

         COMMENCING at the Northwest Corner of said Section 24, whence the West Quarter Corner of said Section 24 bears South 00 degrees 06 minutes 11 seconds East a distance of 2667.01 feet;

         THENCE South 89 degrees 14 minutes 28 seconds West along the northerly line of the Northeast quarter of said Section 23 a distance of 27.78 feet to the POINT OF BEGINNING;

         THENCE North 75 degrees 40 minutes 59 seconds East a distance of 184.77 feet;

         THENCE South 87 degrees 37 minutes 41 seconds East a distance of 152.52 feet;

         THENCE South 46 degrees 56 minutes 28 seconds East a distance of 121.54 feet;

         THENCE South 06 degrees 45 minutes 06 seconds East a distance of 281.45 feet;

         THENCE South 46 degrees 47 minutes 03 seconds West a distance of 166.26 feet;

         THENCE North 74 degrees 24 minutes 57 seconds West a distance of 329.96 feet;

         THENCE North 02 degrees 21 minutes 14 seconds West a distance of 348.59 feet to the POINT OF BEGINNING;

         Excepting therefrom the following described parcel of land:

         COMMENCING at the Northwest Corner of said Section 24, whence the West Quarter Corner of said Section 24 bears South 00 degrees 06 minutes 11 seconds East a distance of 2667.01 feet;

         THENCE South 58 degrees 06 minutes 25 seconds East a distance of 54.13 feet to the POINT OF BEGINNING;

         THENCE North 89 degrees 48 minutes 35 seconds East a distance of 233.36 feet;

                                   WELD COUNTY

9.       NEW GILCREST SUBSTATION

         A parcel of land located in the Southwest one-quarter of Section 10, Township 4 North, Range 66 West of the Sixth Principal Meridian, County of Weld, State of Colorado, being more particularly described as follows:

         Basis of bearings: The South one-quarter line of Section 10, Township 4 North, Range 66 West of the Sixth Principal Meridian, bearing
         N89 degrees 26'15"E.

         Commencing at the Southwest corner of said Section 10; thence N34 degrees 06'30"E a distance of 80.25 feet to the Point Of Beginning; thence N00 degrees 00'00"E parallel with and 45 feet East of the West line of the Southwest one-quarter of said Section 10 a distance of
         304.02 feet; thence N89 degrees 26'15"E parallel with the South line of the Southwest one-quarter of said Section 10 a distance of 325.02 feet; thence S00 degrees 00'00"E parallel with the West line of the Southwest one-quarter of said Section 10 a distance of 325.02 feet to a point 45 feet North of the South line of the Southwest one-quarter of said
         Section 10; thence S89 degrees 26'15"W parallel with the South line of the Southwest one-quarter of said Section 10 a distance of 304.02 feet; thence N45 degrees 16'52"W a distance of 29.55 feet to the Point Of Beginning.

                                  SCHEDULE B-8

         Said parcel of land containing 105,409.60 square feet or 2.419 acres more or less.


                                  SCHEDULE B-9